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                                                                   Exhibit 10.28

                            PHANTOM STOCK AGREEMENT


         THIS PHANTOM STOCK AGREEMENT (the "Agreement") is entered into on [Date], between Web Street, Inc., a Delaware corporation (the "Employer"), and [Name], an employee of the Employer (the "Employee").

         WHEREAS, the Employer has adopted the Web Street, Inc. 1999 Stock Incentive Plan (the "Plan"), effective August 26, 1999, and as of the date hereof, the Employee is a participant in the Plan; and

         WHEREAS, the Plan allows for the issuance of an award made or denominated in shares of the Employer's common stock, par value $0.01 per share (the "Common Stock"), subject to such terms and conditions as the Committee (as defined in the Plan) shall determine; and

         WHEREAS, in order to carry out the purposes of the Plan, the Committee desires to grant to the Employee phantom stock units tied to the value of shares of Common Stock.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

         1. Phantom Stock. The Employee is hereby entitled to receive no later than [Date] (the "Scheduled Distribution Date"), [Number] shares of Common Stock to be granted to the Employee under the Plan (the "Phantom Stock"), subject to the terms and conditions described herein.

         2. Phantom Stock Account. Notwithstanding anything to the contrary in this Agreement, the Plan, or any other agreement or arrangement between the Employer and the Employee, the Phantom Stock shall not be payable or distributed to the Employee by the Employer before the Distribution Date (as such term is defined in Paragraph 4 below). Instead, the Employer shall credit such Phantom Stock to an unfunded account on its books (the "Phantom Stock Account").

         3. Dividends. Dividends relating to Phantom Stock which would have been paid by the Employer before the Distribution Date (as such term is defined in Paragraph 4 below) if the Phantom Stock was actually issued to the Employee shall be credited to the balance in the Phantom Stock Account, commencing on the date hereof and continuing until the date on which all Phantom Stock credited to the Phantom Stock Account has been distributed. Such dividends shall become a part of the Phantom Stock Account and shall be distributed together with the Phantom Stock credited to the Phantom Stock Account.

         4. Distributions. The amount of Phantom Stock credited to the Phantom Stock Account shall be distributed in the form of an equal number of shares of Common Stock, and dividends relating thereto shall be paid in a lump sum in cash (except for dividends paid in the form of property, which shall be paid in the form of such property), to the Employee on the earliest of (a) the Scheduled Distribution Date, or (b) the date when the Employee's employment terminates for any reason (including, without limitation, Retirement (as defined in the Plan), resignation, discharge with or without Cause (as defined in the Plan), or Disability (as defined in the Plan)) (the "Distribution Date"). The Employer may place such legends on the certificates representing the shares of Common Stock delivered to Employee hereunder as are necessary to reflect any restriction on transfer of such shares pursuant to federal or state securities laws or otherwise. In the event of the Employee's death, distributions hereunder shall be made as soon as practicable after the Employee's death to the Employee's designated beneficiary.

         5. Beneficiary Designations. The beneficiary referred to in Paragraph 4 above may be designated or changed by the Employee (without the consent of any prior beneficiary) by delivering a written and signed designation to the Employer before the Employee's death (in a form provided by the Employer). If no beneficiary is properly designated or if no designated beneficiary survives the Employee, then distributions hereunder shall be made as soon as reasonably practicable after the Employee's death to the Employee's estate.

         6. General Creditor. The Employee or Employee's designated beneficiary shall have the status of a general unsecured creditor of the Employer, and this Agreement shall constitute a mere promise by the Employer

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to make a payment in the future. Any Phantom Stock or funds which may be credited to the Phantom Stock Account shall continue for all purposes to be part of the general funds of the Employer (and title to and beneficial ownership of the assets shall at all times remain in the Employer), and no person other than the Employer shall by virtue of the provisions of this Agreement have any interest in such Phantom Stock or funds. It is the intention of the parties hereto that this Agreement be treated as an unfunded deferred compensation arrangement for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Employee, the designated beneficiary or any other person.

         7. Assignment Prohibited. The right of the Employee or any other person to any payment under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except by will, beneficiary designation or the laws of descent and distribution.

         8. No Stockholder Rights. Until the Phantom Stock shall have been duly distributed hereunder and the shares shall have been officially recorded as issued on the Employer's official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of the Phantom Stock, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the Distribution Date and without duplication of any adjustment hereunder.


         9. No Disclosure Rights. The Employer shall have no duty or obligation to affirmatively disclose to the Employee, and the Employee shall have no right to be advised of, any material information regarding the Employer at any time prior to, upon, or in connection with, the distribution of the Phantom Stock.

         10. No Employment Contract. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Employer for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Employer or of the Employee with respect to the Employee's employment and subject to Employee's employment contract with the Employer.

         11. Successors. This Agreement shall be binding upon and inure to the benefit of the Employer and the Employee and their heirs, executors, administrators, legal representatives or successors.

         12. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (other than their choice-of-law provisions).

         13. Changes in Employer's Capital Structure. The existence of the Phantom Stock shall not affect in any way the right or authority of the Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Employer's capital structure or its business, or any merger or consolidation of the Employer, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Employer, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         14. Investment Representation and Agreement. If, in the opinion of counsel for the Employer, a particular representation is required under the Securities Act of 1933, as amended, or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Employer may require the Employee to make such representations as the Employer reasonably may determine to be necessary.

         15. Entire Agreement. This Agreement and the Plan constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

         16. Amendment. Any amendment to this Agreement shall be in writing and signed by the Employer and the Employee.

         17. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and
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until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

         18. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

         19. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally, by overnight courier or by mail, postage prepaid, addressed to the Secretary of the Employer, at its then corporate headquarters, and to the Employee at the Employee's address as shown on the Employer's records, or to such other address as the Employee, by notice to the Employer, may designate in writing from time to time.

         20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         21. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

         22. Tax Consequences. The Employer shall not be liable or responsible in any way for, and the Employee agrees to undertake to determine and be responsible for, any and all tax consequences with respect to the Phantom Stock and this Agreement. The Employee agrees to allow the Employer to withhold, from payments to be made under this Agreement or other payments to be made to the Employee by the Employer, any required tax withholdings that may be due with respect to the amounts described in this Agreement.

         23. Adjustment to Distribution Date. Notwithstanding anything contained in this Agreement, the Plan or any other agreement or arrangement that may exist with respect to the Employee to the contrary, the Employer, in its sole discretion, may accelerate or delay the Distribution Date to the extent necessary to avoid the loss of a deduction for Federal income tax purposes, including, but not limited to, under Sections 162(m) or 280G of the Internal Revenue Code of 1986, as amended.


         IN WITNESS WHEREOF, the Employer and the Employee have hereunto set their hands as of the date first above written.



                                               WEB STREET, INC.





                                               [Name]